Exhibit 99.1

California Resources Corporation Completes Combination with Aera Energy

Creates the Leading Energy Producer and Carbon Management Solutions Provider in California

LONG BEACH, California, July 1, 2024 - California Resources Corporation (NYSE: CRC) announced today the completion of the all-stock combination with Aera Energy, LLC (Aera). The issuance of shares was approved by CRC shareholders at a special meeting held on June 26, 2024, where CRC shareholders voted in favor of the stock issuance necessary for the closing of the combination of CRC and Aera.

“We are very pleased to welcome Aera’s team with decades of experience and a track record of successful, safe and environmentally sound operations into CRC,” said Francisco Leon, CRC’s President and Chief Executive Officer. “I want to thank the CRC and Aera employees for their work to complete a combination of this size. We believe this transformational deal creates significant scale and asset durability to meet California’s growing energy needs and expands our leading carbon management platform to help the Golden State meet its ambitious climate goals. We remain confident in our ability to deliver $150 million in annual synergies from the combined businesses within 15 months post close and create meaningful long-term value for our shareholders. We look forward to updating the market on our continued progress in the months ahead.”

Second Quarter 2024 Production and Second Half 2024 Preliminary Outlook Update

The pro forma combined net daily production of CRC and Aera averaged 146 thousand barrels of oil equivalent per day (Mboe/d) (79% oil) during the two months of April and May 2024.

The following table provides average daily net production and capital guidance for the combined business during the second half 2024. The guidance below remains subject to integration of accounting and reporting processes, including but not limited to conforming Aera’s accounting policies to CRC. CRC expects to provide updated full-year 2024 guidance with its second quarter 2024 earnings release.

2H24E
Net Production (MBoe/d)	140 – 146
Percentage Oil	~78%
Capital ($ millions)	$170 - $210

Leadership and Headquarters

Effective July 1, 2024, Bobby Saadati, CEO of IKAV Energy Inc., and James Jackson, Managing Director, Sustainable Energies at Canada Pension Plan Investment Board, were appointed to serve on CRC’s Board of Directors. The combined company will be run by the current CRC executive team and will continue to be headquartered in Long Beach, California.

Credit Agreement and Capital Structure Update

In connection with closing the transaction, CRC increased its borrowing base from $1.2 billion to $1.5 billion and increased the aggregate commitment amount from $630 million to $1.1 billion under its Revolving Credit Facility.

Pursuant to the terms of the definitive transaction agreement, Aera’s former equity owners (IKAV, Canada Pension Plan Investment Board and Oaktree Capital Management, L.P.) received 21.3 million shares of common stock of CRC, with an aggregate value of $1,134 million based on the price per share as of market close on June 28, 2024.

About California Resources Corporation

CRC is an independent energy and carbon management company committed to energy transition. CRC produces some of the lowest carbon intensity oil in the US and is focused on maximizing the value of its land, mineral and technical resources for decarbonization efforts. For more information about CRC, please visit www.crc.com

Forward-Looking Statements

This document contains statements that CRC believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts are forward-looking statements, and include statements regarding CRC’s future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and plans and objectives of management for the future. Words such as “expect,” “could,” “may,” “anticipate,” “intend,” “plan,” “ability,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “guidance,” “outlook,” “opportunity” or “strategy” or similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

Although CRC believes the expectations and forecasts reflected in its forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause CRC’s actual results to be materially different than those expressed in its forward-looking statements include:

•	fluctuations in commodity prices, including supply and demand considerations for CRC’s products and services;

•	decisions as to production levels and/or pricing by OPEC or U.S. producers in future periods;

•	government policy, war and political conditions and events, including the military conflicts in Israel, Ukraine and Yemen and the Red Sea;

•	the ability to successfully integrate Aera’s business;

•

regulatory actions and changes that affect the oil and gas industry generally and CRC in particular, including (1) the availability or timing of, or conditions imposed on, permits and approvals necessary for drilling or development activities or its carbon management business; (2) the management of energy, water, land, greenhouse gases (GHGs) or other emissions, (3) the protection of health, safety and the environment, or (4) the transportation, marketing and sale of CRC’s products;

•	the impact of inflation on future expenses and changes generally in the prices of goods and services;

•	changes in business strategy and CRC’s capital plan;

•	lower-than-expected production or higher-than-expected production decline rates;

•

changes to CRC’s estimates of reserves and related future cash flows, including changes arising from its inability to develop such reserves in a timely manner, and any inability to replace such reserves;

•	the recoverability of resources and unexpected geologic conditions;

•	general economic conditions and trends, including conditions in the worldwide financial, trade and credit markets;

•	production-sharing contracts’ effects on production and operating costs;

•	the lack of available equipment, service or labor price inflation;

•	limitations on transportation or storage capacity and the need to shut-in wells;

•	any failure of risk management;

•	results from operations and competition in the industries in which CRC operates;

•	CRC’s ability to realize the anticipated benefits from prior or future efforts to reduce costs;

•	environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws and regulations (including remedial actions);

•	the creditworthiness and performance of CRC’s counterparties, including financial institutions, operating partners, CCS project participants and other parties;

•	reorganization or restructuring of CRC’s operations;

•	CRC’s ability to claim and utilize tax credits or other incentives in connection with its CCS projects;

•	CRC’s ability to realize the benefits contemplated by its energy transition strategies and initiatives, including CCS projects and other renewable energy efforts;

•

CRC’s ability to successfully identify, develop and finance carbon capture and storage projects and other renewable energy efforts, including those in connection with the Carbon TerraVault JV, and its ability to convert its CDMAs to definitive agreements and enter into other offtake agreements;

•	CRC’s ability to maximize the value of its carbon management business and operate it on a stand alone basis;

•	CRC’s ability to successfully develop infrastructure projects and enter into third party contracts on contemplated terms;

•	uncertainty around the accounting of emissions and its ability to successfully gather and verify emissions data and other environmental impacts;

•	changes to CRC’s dividend policy and share repurchase program, and its ability to declare future dividends or repurchase shares under its debt agreements;

•	limitations on CRC’s financial flexibility due to existing and future debt;

•	insufficient cash flow to fund CRC’s capital plan and other planned investments and return capital to shareholders;

•	changes in interest rates;

•	CRC’s access to and the terms of credit in commercial banking and capital markets, including its ability to refinance its debt or obtain separate financing for its carbon management business;

•	changes in state, federal or international tax rates, including CRC’s ability to utilize its net operating loss carryforwards to reduce its income tax obligations;

•	effects of hedging transactions;

•	the effect of CRC’s stock price on costs associated with incentive compensation;

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inability to enter into desirable transactions, including joint ventures, divestitures of oil and natural gas properties and real estate, and acquisitions, and CRC’s ability to achieve any expected synergies;

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disruptions due to earthquakes, forest fires, floods, extreme weather events or other natural occurrences, accidents, mechanical failures, power outages, transportation or storage constraints, labor difficulties, cybersecurity breaches or attacks or other catastrophic events;

•	pandemics, epidemics, outbreaks, or other public health events, such as the COVID-19 pandemic; and

•	other factors discussed in Part I, Item 1A – Risk Factors in CRC’s Annual Report on Form 10-K and its other SEC filings available at www.crc.com.

CRC cautions you not to place undue reliance on forward-looking statements contained in this document, which speak only as of the filing date, and the company undertakes no obligation to update this information. This document may also contain information from third party sources. This data may involve a number of assumptions and limitations, and CRC has not independently verified them and does not warrant the accuracy or completeness of such third-party information.

Contacts:

Joanna Park (Investor Relations) 818-661-3731 Joanna.Park@crc.com	Richard Venn (Media) 818-661-6014 Richard.Venn@crc.com